Exhibit 10.11

July 30, 2013

Renaissance Parent Corp.
c/o Kohlberg Kravis Roberts & Co. L.P.
9 West 57th St., Suite 4200
New York, New York 10019

Re: Transaction Fee Letter

Ladies and Gentlemen:

This letter serves to confirm the retention by Renaissance Parent Corp. (the “Company”) of Kohlberg Kravis Roberts & Co. L.P. (“Sponsor”) to provide structuring and financial services to the Company and its affiliates, as follows:

1.                  In consideration for our consultation services rendered in connection with the transactions contemplated in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 7, 2013, by and among the Company, Gardner Denver, Inc., a Delaware corporation, and Renaissance Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (the “Transaction”), the Company agrees to pay to Sponsor a one-time transaction fee payable in cash, in an amount equal to $22,575,331 payable concurrently with the completion of the Transaction. All amounts paid pursuant to this Section 1 shall be paid in the respective proportions and to the respective bank accounts designated by Sponsor and shall not be refundable under any circumstances.

2.                  In addition to any fees that may be payable to us under this agreement, the Company also agrees to reimburse us and our affiliates, from time to time upon request, for all reasonable out-of-pocket costs and expenses incurred, including unreimbursed expenses incurred to the date hereof, in connection with the Transaction, including travel expenses and fees and expenses of any independent professionals and organizations, including independent accountants, outside legal counsel and consultants.

3.                  Any advice or opinions provided by us may not be disclosed or referred to publicly or to any third party (other than the Company’s or any of its affiliate’s legal, tax, financial or other advisors), except in accordance with our prior written consent.

4.                  We shall act as an independent contractor, with duties solely to the Company. The provisions hereof shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns. Nothing in this agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights or remedies under or by reason of this agreement. Without limiting the generality of the foregoing, the parties acknowledge that nothing in this agreement, expressed or implied, is intended to confer on any present or future holders of any securities of the Company or its subsidiaries or affiliates, or any present or future creditor of the Company or its subsidiaries or affiliates, any rights or remedies under or by reason of this agreement or any performance hereunder.

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5.                  This agreement shall be governed by and construed in accordance with the laws of the State of New York.

6.                  This agreement shall continue in effect unless amended or terminated by mutual consent of the Company and Sponsor.

7.                  Each party hereto represents and warrants that the execution and delivery of this agreement by such party has been duly authorized by all necessary action of such party.

8.                  If any term or provision of this agreement or the application thereof shall, in any jurisdiction and to any extent, be invalid and unenforceable, such term or provision shall be ineffective, as to such jurisdiction, solely to the extent of such invalidity or unenforceability without rendering invalid or unenforceable any remaining terms or provisions hereof or affecting the validity or enforceability of such term or provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that renders any term or provision of this agreement invalid or unenforceable in any respect.

9.                  Each party hereto waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of our retention pursuant to, or our performance of the services contemplated by this agreement.

10.              The Company hereby acknowledges and agrees that the services provided by Sponsor hereunder are being provided subject to the terms of the Indemnification Agreement, dated as of the date hereof, between the Company, Gardner Denver, Inc., the Sponsor and the other parties thereto (as the same may be amended from time to time, the “Indemnification Agreement”).

11.              Any notices or other communications required or permitted by this agreement will be sufficiently given if delivered personally or sent by facsimile with confirmed receipt, or by overnight courier, addressed as follows or to such other address of which the parties may have given written notice:

if to Sponsor:

Kohlberg Kravis Roberts & Co. L.P.

9 West 57th St., Suite 4200

New York, New York 10019

Attention: Peter Stavros

Facsimile: (212) 750-0003

with a copy (which will not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Sean Rodgers, Esq.

Facsimile: (212) 455-2502

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if to the Company:

Renaissance Parent Corp.
c/o Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street, Suite 4200

New York, New York 10019

Attention: Peter Stavros
Facsimile: (212) 750-0003

with a copy (which will not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Sean Rodgers, Esq.

Facsimile: (212) 455-2502

12.              It is expressly understood that the foregoing Sections 2 through 5 and 8 through 13 in their entirety, survive any termination of this agreement.

13.              This agreement may be executed in counterparts (including by facsimile), each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

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If the foregoing sets forth the understanding between us, please so indicate on the enclosed signed copy of this letter in the space provided therefor and return it to us, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

KOHLBERG KRAVIS ROBERTS & CO. L.P.

By:	/s/ William Janetschek
Name: William Janetschek
Title: CFO

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AGREED TO AND ACCEPTED BY:

RENAISSANCE PARENT CORP.
By:	/s/ Josh Weisenbeck
Name: Josh Weisenbeck
Title: Vice President